Exhibit 99.1

                            News

For Immediate Release

CNO Financial Group Reports Third Quarter 2021 Results
Solid third quarter performance; sales and collected premiums exceed pre-pandemic levels;
completed $115 million in share repurchases

Carmel, Ind., October 27, 2021 - CNO Financial Group, Inc. (NYSE: CNO) today announced that for the quarter ending September 30, 2021, net income was $99.8 million, or $0.77 per diluted share, compared to a net income of $129.2 million, or $0.91 per diluted share, in 3Q20. Net operating income (1) in 3Q21 was $92.8 million, or $0.72 per diluted share, compared to $112.6 million, or $0.79 per diluted share, in 3Q20.

"CNO reported another successful quarter," said Gary C. Bhojwani, chief executive officer. "We continue to benefit from the outstanding work and customer commitment of our associates and agents. Our results reflect the consistent execution of our strategy, particularly within our direct-to-consumer business. Earnings continued to benefit from deferral of care within our health lines and very strong alternative investment performance. We approach the end of the year on solid footing and remain well-positioned to serve our clients and communities, and generate value for our shareholders."

Third Quarter 2021 Highlights

•Earnings per diluted share of $0.77 in 3Q21, down $0.14 compared to 3Q20

•Operating (1) EPS of $0.72 in 3Q21, down $0.07 compared to 3Q20, consistent with the reduced net favorable impacts from COVID-19

•Favorable COVID-19 impact on insurance product margins of $18.0 million after-tax, or $0.14 per diluted share, in 3Q21, down $15 million, or $0.09 per diluted share, compared to 3Q20

•Direct-to-consumer life insurance new annualized premiums (NAP) (4) up 13% from 3Q20, up 38% from 3Q19

•Annuity collected premiums up 17% from 3Q20, up 2% from 3Q19

•Returned $131.3 million to shareholders in the form of share repurchases ($115.0 million) and dividends ($16.3 million); reduced weighted average share count by 9% since 3Q20

•Book value per share was $42.11, up 15% from 3Q20; book value per diluted share, excluding accumulated other comprehensive income (2), was $26.03, up 11% from 3Q20

•Return on equity (ROE) of 8.4%; operating ROE, as adjusted (6), of 11.5%

FINANCIAL SUMMARY
Quarter End
(Amounts in millions, except per share data)
(Unaudited)

Net operating income, a non-GAAP(a) financial measure, is used consistently by CNO’s management to evaluate the operating performance of the Company and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes certain non-operating items such as realized investment gains (losses), changes in fair values of embedded derivatives, equity securities and the liability for a deferred compensation plan, and certain significant and unusual items included in net income. Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.

	Per diluted share
	Quarter ended			Quarter ended
	September 30,			September 30,
	2021	2020	% change	2021	2020	% change

Income from insurance products (b)	$0.64	$0.81	(21)	$83.1	$114.5	(27)
Fee income	0.02	—	—	2.6	0.8	225
Investment income not allocated to product lines (c)	0.40	0.31	29	50.9	43.7	16
Expenses not allocated to product lines	(0.13)	(0.10)	(30)	(17.3)	(13.7)	(26)
Operating earnings before taxes	0.93	1.02		119.3	145.3
Income tax expense on operating income	(0.21)	(0.23)	(9)	(26.5)	(32.7)	(19)
Net operating income (1)	0.72	0.79	(9)	92.8	112.6	(18)
Net realized investment gains from sales, impairments and change in allowance for credit losses (net of related amortization)	0.02	0.05		2.2	7.7
Net change in market value of investments recognized in earnings	(0.04)	0.06		(4.6)	8.5
Fair value changes in embedded derivative liabilities (net of related amortization)	0.09	(0.01)		10.9	(1.6)
Other	—	0.05		0.2	6.5
Non-operating income before taxes	0.07	0.15		8.7	21.1
Income tax expense on non-operating income	(0.02)	(0.03)		(1.7)	(4.5)
Net non-operating income	0.05	0.12		7.0	16.6
Net income	$0.77	$0.91		$99.8	$129.2

Weighted average diluted shares outstanding	129.0	141.7

(a)    GAAP is defined as accounting principles generally accepted in the United States of America.
(b)    Income from insurance products is the sum of the insurance margins of the annuity, health and life segments, less allocated insurance administrative expenses. It excludes the fee income segment, excess investment income, parent company expenses and income taxes. Insurance margin is management’s measure of the profitability of its annuity, health and life segments’ performance and consists of premiums plus allocated investment income less insurance policy benefits, interest credited, commissions, advertising expense and amortization of acquisition costs.
(c)    Investment income not allocated to product lines is defined as net investment income less: (i) equity returns credited to policyholder account balances; (ii) the investment income allocated to our product lines; (iii) interest expense on notes payable and investment borrowings; and (iv) certain expenses related to benefit plans that are offset by special-purpose investment income.

FINANCIAL SUMMARY (continued)
Management vs. GAAP Measures
(Dollars in millions, except per share data)
(Unaudited)

Shareholders’ equity, excluding accumulated other comprehensive income, and book value per share, excluding accumulated other comprehensive income, are non-GAAP measures that are utilized by management to view the business without the effect of accumulated other comprehensive income which is primarily attributable to fluctuations in interest rates associated with fixed maturities, available for sale. Management views the business in this manner because the Company has the ability and generally, the intent, to hold investments to maturity and meaningful trends can be more easily identified without the fluctuations.
______________________________________________________________________________________________________

	Quarter ended
	September 30,
	2021	2020

Trailing twelve months return on equity (a)	8.4%	10.4%
Trailing twelve months operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) (6)	11.5%	12.9%
Trailing twelve months operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) (6)	11.6%	11.9%

Shareholders’ equity	$5,232.9	$5,083.9
Accumulated other comprehensive income	(1,929.7)	(1,801.6)

Shareholders’ equity, excluding accumulated other comprehensive income	3,303.2	3,282.3
Net operating loss carryforwards	(266.9)	(377.2)
Shareholders' equity, excluding accumulated other comprehensive income and net operating loss carryforwards	$3,036.3	$2,905.1

Book value per diluted share	$41.23	$36.32
Accumulated other comprehensive income	(15.20)	(12.87)

Book value per diluted share, excluding accumulated other comprehensive income (a non-GAAP financial measure) (2)	$26.03	$23.45

(a) Calculated using average shareholders’ equity for the measurement period.

INSURANCE OPERATIONS

Annuity products accounted for 23 percent of the Company’s margin for the quarter.

Annuity premiums collected increased 17 percent and annuity account values increased 7 percent in 3Q21 compared to 3Q20.

Health products accounted for 53 percent of the Company’s insurance margin for the quarter and 66 percent of insurance policy income.

Life products accounted for 24 percent of the Company’s insurance margin for the quarter and 33 percent of insurance policy income.

Sales of health products were down 1 percent and sales of life products were up 2 percent in 3Q21 compared to 3Q20.

ANNUITY COLLECTED PREMIUMS
(Dollars in millions)
(Unaudited)

	Quarter ended September 30,
	2021	2020	% change
Annuity collected premiums	$333.3	$285.1	17

INSURANCE POLICY INCOME
(Dollars in millions)
(Unaudited)

	Quarter ended September 30,
	2021	2020	% change
Annuity	$5.8	$4.3	35
Health	414.4	421.4	(2)
Life	210.4	202.6	4
Total insurance policy income	$630.6	$628.3	—

SALES MEASURED AS NEW ANNUALIZED PREMIUMS FOR
LIFE AND HEALTH PRODUCTS
(Dollars in millions)
(Unaudited)

	Quarter ended September 30,
	2021	2020	% change
Health	$39.2	$39.4	(1)
Life	45.4	44.3	2
Total new annualized premiums (4)	$84.6	$83.7	1

INSURANCE MARGIN
(Amounts in millions, except per share data)
(Unaudited)

Insurance margin is management’s measure of profitability of its annuity, health and life segments’ performance and consists of premiums plus allocated investment income less insurance policy benefits, interest credited, commissions, advertising expense and amortization of acquisition costs. Income from insurance products is the sum of the insurance margins of the annuity, health and life segments, less allocated insurance administrative expenses. It excludes the fee income segment, investment income not allocated to product lines, expenses not allocated to product lines and income taxes. Management believes this information helps provide a better understanding of the business and a more meaningful analysis of our operations. Insurance income, a non-GAAP measure, is a component of net operating income, which is reconciled to net income in the Financial Summary section above.

	Quarter ended
	September 30, 2021	% of insurance policy income	September 30, 2020	% of insurance policy income	% change
Margin
Annuity interest margin	$52.5		$45.3		16
Life insurance interest margin	1.7		0.7		143
Total interest-sensitive margin	54.2		46.0		18
Insurance margin
Health	117.9	28	152.2	36	(23)
Life (a)	51.5	24	46.6	23	11
Total other insurance margin	169.4	27	198.8	32	(15)

Total insurance margin	223.6		244.8

Allocated expenses	(140.5)		(130.3)
Income from insurance products	$83.1		$114.5

Per diluted share	$0.64		$0.81
Weighted average diluted shares	129.0		141.7

(a)    Net of $19.7 million and $14.2 million of non-deferred television advertising expense related to our direct distribution channel in the 2021 and 2020 periods, respectively.

Total allocated expenses were $140.5 million, up 8 percent from the year-ago quarter.

ANNUITY RESULTS BY PRODUCT TYPE
(Dollars in millions)
(Unaudited)

Annuity margin
	Quarter ended
	September 30,
	2021	2020
Fixed index annuities	$42.4	$36.6
Fixed interest annuities	8.6	9.2
Other annuities	1.5	(0.5)
Total	$52.5	$45.3

Annuity collected premiums
	Quarter ended
	September 30,
	2021	2020
Annuity collected premiums	$333.3	$285.1

Average net insurance liabilities (5)
	Quarter ended
	September 30,
	2021	2020
Fixed index annuities	$7,881.9	$7,173.9
Fixed interest annuities	1,856.3	2,041.6
Other annuities	501.6	524.0
Total	$10,239.8	$9,739.5

Margin/average net insurance liabilities (a)
	Quarter ended
	September 30,
	2021	2020
Fixed index annuities	2.15%	2.04%
Fixed interest annuities	1.85%	1.80%
Other annuities	1.20%	(0.38)%
Total	2.05%	1.86%

(a)    Defined as annualized quarterly annuity margin divided by average net insurance liabilities (5).

HEALTH INSURANCE RESULTS BY PRODUCT TYPE
(Dollars in millions)
(Unaudited)

Health margin
	Quarter ended
	September 30,
	2021		2020
	Amount	% of insurance policy income	Amount	% of insurance policy income	% change
Supplemental health and other health	$50.9	30	$51.1	30	—
Medicare supplement	37.3	21	71.7	39	(48)
Long-term care	29.7	45	29.4	44	1
Total	$117.9	28	$152.2	36	(23)

Health insurance policy income
	Quarter ended
	September 30,
	2021	2020	% change
Supplemental health and other health	$171.2	$169.2	1
Medicare supplement	177.4	186.1	(5)
Long-term care	65.8	66.1	—
Total	$414.4	$421.4	(2)

Health NAP (4)
	Quarter ended
	September 30,
	2021	2020	% change
Supplemental health and other health	$22.4	$21.3	5
Medicare supplement	8.0	11.0	(27)
Long-term care	8.8	7.1	24
Total	$39.2	$39.4	(1)

LIFE INSURANCE RESULTS BY PRODUCT TYPE
(Dollars in millions)
(Unaudited)

Life margin
	Quarter ended
	September 30,
	2021		2020
	Amount	% of insurance policy income	Amount	% of insurance policy income	% change
Life insurance interest margin	$1.7		$0.7		143
Life insurance margin:
Traditional life	33.2	20	29.4	18	13
Interest sensitive life	18.3	43	17.2	43	6
Subtotal	51.5	24	46.6	23	11
Total margin	$53.2		$47.3		12

Life insurance policy income
	Quarter ended
	September 30,
	2021	2020	% change
Traditional life	$168.1	$162.5	3
Interest sensitive life	42.3	40.1	5
Total	$210.4	$202.6	4

Life NAP (4)
	Quarter ended
	September 30,
	2021	2020	% change
Traditional life	$38.2	$37.7	1
Interest sensitive life	7.2	6.6	9
Total	$45.4	$44.3	2

Average net insurance liabilities (5) and interest margin
	Quarter ended
	September 30,
	2021	2020	% change
Interest sensitive life products	$983.8	$926.7	6
Interest margin/average net insurance liabilities (5)	0.69%	0.30%	130

QUARTERLY AVERAGE EXCLUSIVE PRODUCING AGENTS

	Average Exclusive Producing Agent Count
	Quarter ended
	September 30,		%
	2021	2020	change
Consumer
Field agents (a) (c)	4,168	4,448	(6)
Tele-sales agents	235	239	(2)
Total agents	4,403	4,687	(6)
Registered agents (b) (c)	646	618	5
Worksite (a) (c)	229	242	(5)
____________________
(a) Producing agents are exclusive agents that have submitted at least one policy in the month.
(b) Registered agents are dually licensed as insurance agents and financial representatives who can buy and sell securities for clients, and/or investment advisors who can provide ongoing investment advice for clients.
(c) Agent counts represent the average of the last 3 months.

INVESTMENTS
INVESTMENT INCOME NOT ALLOCATED TO PRODUCT LINES
(Dollars in millions, except per share data)

Management uses investment income not allocated to product lines as the measure to evaluate the performance of the investment segment. It is defined as net investment income less the investment income allocated to our product segments and interest expense on debt. We also view investment income not allocated to product lines per diluted share as an important and useful measure to evaluate performance of the investment segment as it takes into consideration our share repurchase program.

	Quarter ended September 30,
	2021	2020	% change
Net investment income	$308.2	$343.5	(10)
Allocated to product lines:
Annuity	(115.5)	(115.6)	—
Health	(72.2)	(70.9)	2
Life	(36.4)	(35.2)	3
Equity returns credited to policyholder account balances	(7.2)	(46.0)	(84)
Amounts allocated to product lines and credited to policyholder account balances	(231.3)	(267.7)	(14)
Amount related to variable interest entities and other non-operating items	(7.1)	(9.8)	(28)
Interest expense on corporate debt	(15.6)	(13.6)	15
Interest expense on investment borrowings	(2.3)	(3.4)	(32)
Less amounts credited to deferred compensation plans (offsetting investment income)	(1.0)	(5.3)	(81)
Total adjustments	(26.0)	(32.1)
Investment income not allocated to product lines	$50.9	$43.7	16

Per diluted share	$0.40	$0.31

INVESTMENT PORTFOLIO
(Dollars in millions)

The composition of the investment portfolio at September 30, 2021 is as follows:

	$	% of total
Fixed maturities, available for sale, at fair value	$24,142.0	86
Equity securities at fair value	146.4	1
Mortgage loans	1,211.0	4
Policy loans	119.7	—
Trading securities	243.6	1
Investments held by variable interest entities	1,221.3	4
Other invested assets	1,172.6	4
Total investment portfolio	$28,256.6	100

Fixed maturities, available for sale, at amortized cost by asset class as of September 30, 2021 are as follows:

	Investment grade	Below investment grade		Total
Corporate securities	$12,231.6	$777.9		$13,009.5
United States Treasury securities and obligations of the United States government and agencies	165.3	—		165.3
States and political subdivisions	2,527.0	12.5		2,539.5
Foreign governments	83.0	—		83.0
Asset-backed securities	887.5	101.3		988.8
Agency residential mortgage-backed securities	40.7	—		40.7
Non-agency residential mortgage-backed securities	940.4	820.6	(a)	1,761.0
Collateralized loan obligations	509.3	13.1		522.4
Commercial mortgage-backed securities	1,951.3	89.5		2,040.8

Total	$19,336.1	$1,814.9		$21,151.0

____________________
(a)     Certain structured securities rated below investment grade by Nationally Recognized Statistical Rating Organizations may be assigned a NAIC 1 or NAIC 2 designation based on the cost basis of the security relative to estimated recoverable amounts as determined by the National Association of Insurance Commissioners (NAIC).

The fair value of CNO’s available for sale fixed maturity portfolio was $24.1 billion compared with an amortized cost of $21.2 billion. Net unrealized gains were comprised of gross unrealized gains of $3.0 billion and gross unrealized losses of $32 million. The allowance for credit losses was $5.4 million at September 30, 2021.

At amortized cost and fair value, 91 percent and 92 percent of fixed maturities, available for sale, were rated “investment grade”, respectively.

Acquisitions of fixed maturity investments during the quarter totaled $1.5 billion. Comparable information for acquisitions of fixed maturity investments is as follows:

	Fixed maturity acquisitions
	Quarter ended
	September 30,
	2021	2020
Total fixed maturity acquisitions (dollars in millions)	$1,512.5	$1,208.7
Annual effective yield	3.09	3.26
Average rating	BBB+	BBB+
Average life (in years)	8.4	5.8

Non-Operating Items
Net realized investment gains in 3Q21 were $2.2 million (net of related amortization) including the unfavorable change in the allowance for credit losses of $1.4 million which was recorded in earnings. Net realized investment gains in 3Q20 were $7.7 million (net of related amortization) including the favorable change in the allowance for credit losses of $8.1 million which was recorded in earnings.

During 3Q21 and 3Q20, we recognized an increase (decrease) in earnings of ($4.6) million and $8.5 million, respectively, due to the net change in market value of investments recognized in earnings.

During 3Q21 and 3Q20, we recognized an increase (decrease) in earnings of $10.9 million and ($1.6) million, respectively, resulting from changes in the estimated fair value of embedded derivative liabilities related to our fixed index annuities, net of related amortization. Such amounts include the impacts of changes in market interest rates used to determine the derivative's estimated fair value.

Statutory (based on non-GAAP measures) and GAAP Capital Information
Our consolidated statutory risk-based capital ratio was estimated at 388% at September 30, 2021, reflecting estimated 3Q21 statutory operating income of $86 million (and $201 million in the first nine months of 2021) and the payment of insurance company dividends to the holding company of $148.7 million during 3Q21 (and $328.3 million in the first nine months of 2021).

During the third quarter of 2021, we repurchased $115.0 million of common stock under our securities repurchase program. We repurchased 4.9 million common shares at an average cost of $23.42 per share. As of September 30, 2021, we had 124.3 million shares outstanding and had authority to repurchase up to an additional $466.9 million of our common stock. During 3Q21, dividends paid on common stock totaled $16.3 million.

Unrestricted cash and investments held by our holding company were $366 million at September 30, 2021, compared to $388 million at December 31, 2020.

Book value per common share was $42.11 at September 30, 2021 compared to $40.54 at December 31, 2020. Book value per diluted share, excluding accumulated other comprehensive income (2), was $26.03 at September 30, 2021, compared to $23.95 at December 31, 2020.

The debt-to-capital ratio was 17.8 percent and 17.2 percent at September 30, 2021 and December 31, 2020, respectively. Our debt-to-total capital ratio, excluding accumulated other comprehensive income (3) was 25.6 percent at both September 30, 2021 and December 31, 2020.

Return on equity for the trailing four quarters ended September 30, 2021 and 2020, was 8.4% and 10.4%, respectively. Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income and net operating loss carryforwards (6) for the trailing four quarters ended September 30, 2021 and 2020, was 11.6% and 11.9%, respectively.

In this news release, CNO includes non-GAAP measures to enhance investors’ understanding of management’s view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. CNO’s definitions of non-GAAP measures may differ from other companies’ definitions. More detailed information including various GAAP and non-GAAP measurements are located at CNOinc.com in the Investors section under SEC Filings.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements within the meaning of federal securities laws. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Accordingly, please refer to CNO’s cautionary statement regarding forward-looking statements, and the business environment in which the Company operates, contained in the Company’s Form 10-K for the year ended December 31, 2020 and any subsequent Form 10-Q on file with the Securities and Exchange Commission and on the Company’s website at CNOinc.com in the Investors section.  CNO specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

The Company will host a conference call to discuss results on October 28, 2021 at 11:00 a.m. Eastern Time. During the call, we will be referring to a presentation that will be available at the Investors section of the company's website.

To participate by dial-in, please register at http://www.directeventreg.com/registration/event/1989231. Upon registering, you will be provided with call details and a registrant ID used to track attendance on the conference call. Reminders will also be sent to registered participants via email.

For those investors who prefer to listen to the call online, we will be broadcasting the call live via webcast. The event can be accessed through the Investors section of the company's website: ir.CNOinc.com. Participants should go to the website at least 15 minutes before the event to register and download any necessary audio software.

ABOUT CNO FINANCIAL GROUP

CNO Financial Group, Inc. (NYSE: CNO) secures the future of middle-income America. CNO provides life and health insurance, annuities, financial services, and workforce benefits solutions through our family of brands, including Bankers Life, Colonial Penn and Washington National. Our customers work hard to save for the future, and we help protect their health, income and retirement needs with 3.2 million policies and $35 billion in total assets. Our 3,400 associates, 4,600 exclusive agents and 4,000 independent partner agents guide individuals, families and businesses through a lifetime of financial decisions. For more information, visit CNOinc.com.

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Investments:
Fixed maturities, available for sale, at fair value (net of allowance for credit losses: September 30, 2021 - $5.4 and December 31, 2020 - $2.2; amortized cost: September 30, 2021 - $21,151.0 and December 31, 2020 - $19,921.1)	$24,142.0	$23,383.6
Equity securities at fair value	146.4	151.2
Mortgage loans (net of allowance for credit losses: September 30, 2021 - $7.3 and December 31, 2020 - $11.8)	1,211.0	1,358.7
Policy loans	119.7	123.0
Trading securities	243.6	232.0
Investments held by variable interest entities (net of allowance for credit losses: September 30, 2021 - $2.5 and December 31, 2020 - $15.1; amortized cost: September 30, 2021 - $1,225.3 and December 31, 2020 - $1,211.3)	1,221.3	1,189.4
Other invested assets	1,172.6	1,146.4
Total investments	28,256.6	27,584.3
Cash and cash equivalents - unrestricted	742.1	937.8
Cash and cash equivalents held by variable interest entities	70.5	54.1
Accrued investment income	218.1	205.8
Present value of future profits	229.0	249.4
Deferred acquisition costs	1,082.7	1,027.8
Reinsurance receivables (net of allowance for credit losses: September 30, 2021 - $4.0 and December 31, 2020 - $4.0)	4,409.7	4,584.3
Income tax assets, net	145.7	199.4
Assets held in separate accounts	4.5	4.2
Other assets	554.8	492.8
Total assets	$35,713.7	$35,339.9
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Liabilities for insurance products:
Policyholder account liabilities	$12,992.0	$12,540.6
Future policy benefits	11,699.7	11,744.2
Liability for policy and contract claims	512.3	561.8
Unearned and advanced premiums	247.5	252.6
Liabilities related to separate accounts	4.5	4.2
Other liabilities	995.3	821.8
Investment borrowings	1,741.1	1,642.5
Borrowings related to variable interest entities	1,151.4	1,151.8
Notes payable – direct corporate obligations	1,137.0	1,136.2
Total liabilities	30,480.8	29,855.7
Commitments and Contingencies
Shareholders' equity:
Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued and outstanding: September 30, 2021 – 124,269,869; December 31, 2020 – 135,279,119)	1.2	1.3
Additional paid-in capital	2,274.6	2,544.5
Accumulated other comprehensive income	1,929.7	2,186.1
Retained earnings	1,027.4	752.3
Total shareholders' equity	5,232.9	5,484.2
Total liabilities and shareholders' equity	$35,713.7	$35,339.9

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues:
Insurance policy income	$630.6	$628.3	$1,893.5	$1,882.3
Net investment income:
General account assets	289.5	276.9	854.3	788.9
Policyholder and other special-purpose portfolios	18.7	66.6	171.3	43.0
Realized investment gains (losses):
Net realized investment gains (losses)	(.9)	8.2	12.3	(24.0)
Change in allowance for credit losses and other-than-temporary impairment losses	(1.4)	8.1	13.9	(31.4)
Total realized gains (losses)	(2.3)	16.3	26.2	(55.4)
Fee revenue and other income	31.8	25.4	102.1	86.1
Total revenues	968.3	1,013.5	3,047.4	2,744.9
Benefits and expenses:
Insurance policy benefits	524.8	560.7	1,641.3	1,591.8
Interest expense	23.7	23.7	71.8	85.5
Amortization	57.9	53.5	200.2	192.2
Other operating costs and expenses	233.9	209.2	714.5	674.6
Total benefits and expenses	840.3	847.1	2,627.8	2,544.1
Income before income taxes	128.0	166.4	419.6	200.8
Income tax expense (benefit):
Tax expense on period income	28.2	37.2	94.4	44.8
Valuation allowance for deferred tax assets and other tax items	—	—	—	(34.0)
Net income	$99.8	$129.2	$325.2	$190.0
Earnings per common share:
Basic:
Weighted average shares outstanding	126,429,000	140,900,000	130,528,000	143,384,000
Net income	$.79	$.92	$2.49	$1.33
Diluted:
Weighted average shares outstanding	129,018,000	141,730,000	133,162,000	144,090,000
Net income	$.77	$.91	$2.44	$1.32

NOTES
(1)Management believes that an analysis of Net income applicable to common stock before: (i) net realized investment gains or losses from sales, impairments and the change in allowance for credit losses, net of related amortization and taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization and taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) loss on extinguishment of debt, net of taxes; (vi) changes in the valuation allowance for deferred tax assets and other tax items; and (viii) other non-operating items consisting primarily of earnings attributable to variable interest entities, net of taxes ("Net operating income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net operating income to Net income applicable to common stock is provided in the table on page 2. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investors - SEC Filings" section of CNO's website, CNOinc.com.
(2)Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised and restricted stock and performance units were vested. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.
(3)The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.
(4)Measured by new annualized premiums for life and health products, which includes 10% of single premium whole life deposits and 100% of all other premiums (excluding annuities). Sales of third-party products are excluded.
(5)Net insurance liabilities are equal to total insurance liabilities less: (i) amounts related to reinsured business; (ii) deferred acquisition costs; (iii) present value of future profits; and (iv) the value of unexpired options credited to insurance liabilities.
(6)The following summarizes the calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows (dollars in millions):

	Trailing twelve months ended
	3Q21	3Q20
Net operating income	$343.1	$354.9

Net operating income, excluding significant items	$348.6	$329.3

Net income	$437.0	$468.0

Average common equity, excluding accumulated other
comprehensive income (loss) and net operating loss
carryforwards (a non-GAAP financial measure)	$2,995.5	$2,760.6

Average common shareholders' equity	$5,206.8	$4,498.2

Operating return on equity, excluding accumulated other
comprehensive income (loss) and net operating loss
carryforwards (a non-GAAP financial measure)	11.5%	12.9%

Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net
operating loss carryforwards (a non-GAAP financial measure)	11.6%	11.9%

Return on equity	8.4%	10.4%

The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income (loss) (dollars in millions):

					Net operating
				Net operating	income,
				income,	excluding		Net
				excluding	significant		income (loss) -
	Net operating	Significant		significant	items - trailing	Net	trailing
	income	items		items (a)	four quarters	income (loss)	four quarters
4Q19	$78.6	$(7.9)	(b)	$70.7	$282.1	$278.0	$409.4
1Q20	84.3	—		84.3	300.6	(21.2)	336.4
2Q20	79.4	(17.7)	(c)	61.7	285.9	82.0	380.8
3Q20	112.6	—		112.6	329.3	129.2	468.0
4Q20	86.0	(6.4)	(d)	79.6	338.2	111.8	301.8
1Q21	75.2	6.1	(e)	81.3	335.2	147.4	470.4
2Q21	89.1	3.5	(f)	92.6	366.1	78.0	466.4
3Q21	92.8	2.3	(g)	95.1	348.6	99.8	437.0

(a) See note (7) for additional information.

(b) Comprised of: (i) $10.0 million of unfavorable adjustments arising from our comprehensive annual actuarial review of assumptions; (ii) $20.0 million of the net favorable impact from legal and regulatory matters; and (iii) an increase in tax expense of $2.1 million.

(c) Comprised of: (i) $45.9 million of net favorable adjustments arising from our review of actuarial assumptions; (ii) $23.5 million unfavorable impact related to regulatory matters; and (iii) an increase in tax expense of $4.7 million.

(d) Comprised of: (i) $11.8 million of net favorable adjustments arising from our review of actuarial assumptions; (ii) $3.7 million unfavorable impact related to asset impairments; and (iii) an increase in tax expense of $1.7 million.

(e) Comprised of: (i) $5.3 million from legal and regulatory matters; (ii) $2.5 million of transaction expenses related to the previously announced acquisition of DirectPath, LLC; and (iii) a decrease in tax expense of $1.7 million.

(f) Comprised of: (i) $4.5 million from legal and regulatory matters; and (ii) a decrease in tax expense of $1.0 million.

(g) Comprised of: (i) $3.0 million from legal and regulatory matters; and (ii) a decrease in tax expense of $.7 million.

A reconciliation of pre-tax operating earnings (a non-GAAP financial measure) to net income (loss) is as follows (dollars in millions):

	Twelve months ended
	3Q21	3Q20
Pre-tax operating earnings (a non-GAAP financial measure)	$442.6	$453.3
Income tax expense	(99.5)	(98.4)
Net operating income	343.1	354.9
Non-operating items:
Net realized investment gains (losses) from sales, impairments and change in allowance for credit losses, net of related amortization	42.7	(36.6)
Net change in market value of investments recognized in earnings	.7	(11.3)
Fair value changes in embedded derivative liabilities, net of related amortization	64.4	(82.0)
Fair value changes related to the agent deferred compensation plan	10.1	(10.7)
Other	2.6	(4.5)
Non-operating income (loss) before taxes	120.5	(145.1)
Income tax (expense) benefit:
On non-operating income (loss)	(26.6)	30.5
Valuation allowance for deferred tax assets and other tax items	—	227.7
Net non-operating income	93.9	113.1
Net income	$437.0	$468.0

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	1Q19	2Q19	3Q19	4Q19
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$2,703.4	$2,702.9	$2,685.0	$2,761.9
Net operating loss carryforwards	479.6	451.1	425.4	542.6
Accumulated other comprehensive income	654.9	1,098.2	1,442.9	1,372.5
Common shareholders' equity	$3,837.9	$4,252.2	$4,553.3	$4,677.0

	1Q20	2Q20	3Q20	4Q20
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$2,701.2	$2,784.2	$2,905.1	$2,956.2
Net operating loss carryforwards	469.4	426.8	377.2	341.9
Accumulated other comprehensive income	595.2	1,520.2	1,801.6	2,186.1
Common shareholders' equity	$3,765.8	$4,731.2	$5,083.9	$5,484.2

	1Q21	2Q21	3Q21
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,019.5	$3,035.6	$3,036.3
Net operating loss carryforwards	323.1	292.9	266.9
Accumulated other comprehensive income	1,518.1	1,995.5	1,929.7
Common shareholders' equity	$4,860.7	$5,324.0	$5,232.9

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	Trailing four quarter average
	3Q21	3Q20
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$2,995.5	$2,760.6
Net operating loss carryforwards	320.0	460.0
Accumulated other comprehensive income	1,891.3	1,277.6
Common shareholders' equity	$5,206.8	$4,498.2

(7)    The tables below summarize the financial impact of significant items on our net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions, except per share data).

	Three months ended
	September 30, 2021
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$52.5	$—		$52.5
Health margin	117.9	—		117.9
Life margin	53.2	—		53.2
Total insurance product margin	223.6	—		223.6
Allocated expenses	(140.5)	—		(140.5)
Income from insurance products	83.1	—		83.1
Fee income	2.6	—		2.6
Investment income not allocated to product lines	50.9	—		50.9
Expenses not allocated to product lines	(17.3)	3.0	(a)	(14.3)
Operating earnings before taxes	119.3	3.0		122.3
Income tax (expense) benefit on operating income	(26.5)	(0.7)		(27.2)
Net operating income	$92.8	$2.3		$95.1

Net operating income per diluted share	$0.72	$0.02		$0.74
___________
(a)Comprised of $3.0 million from legal and regulatory matters.

	Three months ended
	June 30, 2021
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$66.0	$—		$66.0
Health margin	120.9	—		120.9
Life margin	39.7	—		39.7
Total insurance product margin	226.6	—		226.6
Allocated expenses	(141.6)	—		(141.6)
Income from insurance products	85.0	—		85.0
Fee income	6.6	—		6.6
Investment income not allocated to product lines	47.8	—		47.8
Expenses not allocated to product lines	(23.8)	4.5	(a)	(19.3)
Operating earnings before taxes	115.6	4.5		120.1
Income tax (expense) benefit on operating income	(26.5)	(1.0)		(27.5)
Net operating income	$89.1	$3.5		$92.6

Net operating income per diluted share	$0.66	$0.03		$0.69
___________
(a)Comprised of $4.5 million from legal and regulatory matters.

	Three months ended
	March 31, 2021
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$57.9	$—		$57.9
Health margin	124.7	—		124.7
Life margin	27.1	—		27.1
Total insurance product margin	209.7	—		209.7
Allocated expenses	(141.1)	—		(141.1)
Income from insurance products	68.6	—		68.6
Fee income	7.3	—		7.3
Investment income not allocated to product lines	43.0	—		43.0
Expenses not allocated to product lines	(22.0)	7.8	(a)	(14.2)
Operating earnings before taxes	96.9	7.8		104.7
Income tax (expense) benefit on operating income	(21.7)	(1.7)		(23.4)
Net operating income	$75.2	$6.1		$81.3

Net operating income per diluted share	$0.55	$0.04		$0.59
___________
(a)Comprised of: (i) $5.3 million from legal and regulatory matters; and (ii) $2.5 million of transaction expenses related to the previously announced acquisition of DirectPath, LLC. The legal and regulatory matters primarily consist of an increase to our liability for claims and interest pursuant to the Global Resolution Agreement, as we have now processed and verified most of the claims provided by the third party auditor allowing us to more accurately estimate the ultimate liability.

	Three months ended
	December 31, 2020
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$68.1	$(16.1)	(a)	$52.0
Health margin	125.2	—		125.2
Life margin	37.3	4.3	(a)	41.6
Total insurance product margin	230.6	(11.8)		218.8
Allocated expenses	(162.7)	—		(162.7)
Income from insurance products	67.9	(11.8)		56.1
Fee income	2.9	—		2.9
Investment income not allocated to product lines	57.8	—		57.8
Expenses not allocated to product lines	(17.8)	3.7	(b)	(14.1)
Operating earnings before taxes	110.8	(8.1)		102.7
Income tax (expense) benefit on operating income	(24.8)	1.7		(23.1)
Net operating income	$86.0	$(6.4)		$79.6

Net operating income per diluted share	$0.61	$(0.04)		$0.57
___________
(a)Adjustments arising from our comprehensive annual actuarial review of assumptions.
(b)Unfavorable impact related to asset impairments.

	Three months ended
	June 30, 2020
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$123.8	$40.0	(a)	$72.3
		(91.5)	(a)
Health margin	95.5	—		95.5
Life margin	36.1	5.6	(a)	41.7
Total insurance product margin	255.4	(45.9)		209.5
Allocated expenses	(128.1)	—		(128.1)
Income from insurance products	127.3	(45.9)		81.4
Fee income	5.2	—		5.2
Investment income not allocated to product lines	8.2	—		8.2
Expenses not allocated to product lines	(38.5)	23.5	(b)	(15.0)
Operating earnings before taxes	102.2	(22.4)		79.8
Income tax (expense) benefit on operating income	(22.8)	4.7		(18.1)
Net operating income	$79.4	$(17.7)		$61.7

Net operating income per diluted share	$0.55	$(0.12)		$0.43
___________
(a)Given our expectation that interest rates will remain low for the long-term, we performed an actuarial unlocking exercise in the second quarter of 2020 to reflect our assumption that average new money rates will remain flat at 4 percent forever. This change and the related impacts to persistency assumptions had a $45.6 million unfavorable impact on pre-tax earnings. As part of the actuarial unlocking exercise, we also changed our assumptions related to the future option costs we incur in providing benefits on fixed index annuities which had a favorable impact on pre-tax earnings of $91.5 million. The impact of these changes in assumptions is summarized below (dollars in millions):

	Line of business
	Fixed index annuities	Fixed interest annuities	Interest- sensitive life	Total
	Favorable (unfavorable)
Impacts of an average new money rate assumption of 4 percent
Insurance policy benefits	$(5.0)	$—	$(7.4)	$(12.4)
Amortization	(25.6)	(9.4)	1.8	(33.2)
Subtotal	(30.6)	(9.4)	(5.6)	(45.6)
Impacts of changes in future option costs
Insurance policy benefits	104.8	—	—	104.8
Amortization	(13.3)	—	—	(13.3)
Subtotal	91.5	—	—	91.5
Impact on pre-tax income	$60.9	$(9.4)	$(5.6)	$45.9
This actuarial unlocking exercise did not replace our comprehensive annual review of all assumptions for our insurance products, which we completed in the fourth quarter of 2020.
(b)We increased our liability for claims and interest pursuant to the previously disclosed Global Resolution Agreement entered into in November 2018. Pursuant to this agreement, a third-party auditor is acting on behalf of 41 states and the District of Columbia for the purpose of identifying deceased insureds and contract holders where benefits are payable pursuant to unclaimed property laws. The third-party auditor has provided information that we have processed and verified allowing us to more accurately estimate the ultimate liability pursuant to this agreement (dollars in millions, except per share data).

	Three months ended
	December 31, 2019
	Actual results	Significant items		Excluding significant items
Insurance product margin (4)
Annuity margin	$60.5	$0.3	(a)	$60.8
Health margin	93.0	—		93.0
Life margin	46.7	9.7	(a)	56.4
Total insurance product margin	200.2	10.0		210.2
Allocated expenses	(140.6)	—		(140.6)
Income from insurance products (5)	59.6	10.0		69.6
Fee income	11.7	—		11.7
Investment income not allocated to product lines (9)	26.2	—		26.2
Expenses not allocated to product lines	2.8	(20.0)	(b)	(17.2)
Operating earnings before taxes	100.3	(10.0)		90.3
Income tax (expense) benefit on operating income	(21.7)	2.1		(19.6)
Net operating income (10)	$78.6	$(7.9)		$70.7

Net operating income per diluted share	$0.52	$(0.05)		$0.47
___________
(a)Adjustments arising from our comprehensive annual actuarial review of assumptions.
(b)$20.0 million of the net favorable impact from legal and regulatory matters.

For further information: CNO News Media, Valerie Dolenga, (312) 396-7688, Valerie.Dolenga@CNOinc.com; CNO Investor Relations, Jennifer Childe, (312) 396-7755, Jennifer.Childe@CNOinc.com